KEY EXECUTIVE EMPLOYMENT PROTECTION AGREEMENT
                  ----------------------------------------------


                  THIS AGREEMENT, dated as of [date], by and between The Hartford Financial Services Group, Inc., a Delaware corporation (the "Company"), and [name] ("Executive").


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Company and/or one or more subsidiaries thereof (the "Subsidiaries") have employed Executive in an officer position and has determined that Executive holds an important position with the Company;

                  WHEREAS, the Company believes that, in the event it is confronted with a situation that could result in a change in ownership or control of the Company, continuity of management will be essential to its ability to evaluate and respond to such situation in the best interests of shareholders;

                  WHEREAS, the Company understands that any such situation will present significant concerns for Executive with respect to Executive's financial and job security;

                  WHEREAS, the Company desires to assure itself of Executive's services during the period in which it is confronting such a situation, and to provide Executive with certain financial assurances to enable Executive to perform the responsibilities of Executive's position without undue distraction and to exercise judgment without bias due to Executive's personal circumstances; and

                  WHEREAS, to achieve these objectives, the Company and Executive desire to enter into an agreement providing the Company and Executive with certain rights and obligations upon the occurrence of a Change of Control or Potential Change of Control (as defined in Section 2 hereof).

                           NOW, THEREFORE,  in consideration of the premises and
mutual covenants herein contained, it is hereby agreed by and between the Company and Executive as follows:

1. OPERATION OF AGREEMENT.
   ----------------------

         (a)  EFFECTIVE   DATE.  The  effective  date  of  this  Agreement  (the
              ----------------
         "Effective Date") shall be the earlier of: (i) the date on which a Potential Change of Control occurs, or (ii) the date on which a Change of Control occurs; provided that if Executive is not actively employed
                             -------------
         by the Company on the Effective Date, this Agreement shall be void and without effect.

         (b) TERMINATION FOLLOWING A POTENTIAL CHANGE OF CONTROL. Consonant with
             ---------------------------------------------------
         Section 1(a), in the event that Executive's employment is terminated by the Company or the Subsidiaries in a Termination Without Cause or is terminated by Executive in a Termination For Good Reason (as defined herein) after the occurrence of a Potential Change of Control, and a Change of Control occurs within one year following the date of such Termination Without Cause or Termination For Good Reason, then solely for purposes of this Agreement, Executive shall be deemed to have remained in the employ of the Company and/or the Subsidiaries until the occurrence of such Change of Control and to have then been terminated by the Company and/or the Subsidiaries in a Termination Without Cause, and Executive shall be entitled to receive the benefits payable under
         Section 7 of this Agreement, but reduced by any amounts paid to Executive by the Company and/or the Subsidiaries on account of the termination of Executive's employment prior to the occurrence of such Change of Control.


2.  CERTAIN APPLICABLE DEFINITIONS.

         (a)  BENEFICIAL  OWNER.  For  purposes of this  Agreement,  "Beneficial
              -----------------
         Owner" means any Person who, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Act")) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (i) a Person shall not be deemed the
                        --------------
         Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (B) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (A) or (B) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.


         (b) CHANGE OF  CONTROL.  For  purposes  of this  Agreement,  "Change of
             ------------------
         Control" means:

                  (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any Person, other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company is the Beneficial Owner of twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

                  (ii) any Person, other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner of fifteen percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company (calculated as provided in paragraph
                  (d) of Rule 13d-3 under the Act in the case of rights to acquire stock);

                  (iii) any merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company shall be consummated, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity (or the ultimate parent of such entity) in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or any subsidiary of such surviving entity;

                  (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company approved by the stockholders of the Company shall be consummated; or

                  (v) within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company (the "Board") or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and
                  (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) or clause (iv) of Section 2(b)of this Agreement.

         (c) PERSON.  For purposes of this  Agreement,  "Person" has the meaning
             ------
         ascribed to such term in Section 3(a)(9) of the Act, as supplemented by
         Section 13(d)(3) of the Act; provided, however, that Person shall not include: (i) the Company, any subsidiary of the Company or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary of the Company, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.

         (d)  POTENTIAL  CHANGE OF  CONTROL.  For  purposes  of this  Agreement,
              -----------------------------
         "Potential Change of Control" means:

                  (i) a Person shall commence a tender offer, which if successfully consummated, would result in such Person being the Beneficial Owner of at least 15% of the stock of the Company entitled to vote in the election of directors of the Company;

                  (ii)  the  Company   shall  enter  into  an   agreement,   the
                  consummation of which shall constitute a Change of Control;

                  (iii) solicitation of proxies for the election of directors of the Company by anyone other than the Company, which, if such directors were elected, would result in the occurrence of a Change of Control described in Section 2(b) of this Agreement; or

                  (iv) any other event shall occur which is deemed to be a Potential Change of Control by the Board or the appropriate committee thereof.


3.  EMPLOYMENT PERIOD.
    ----------------

Subject to Section 7 of this Agreement, the Company agrees to continue Executive in the employ of the Company and/or the Subsidiary, and Executive agrees to remain in the employ thereof of the Company, for the period commencing on the Effective Date and ending on the third anniversary of the date on which a Change of Control occurs (the "Employment Period"). Notwithstanding the foregoing, if, prior to the Effective Date, Executive is demoted to a position lower than the position held by Executive as of the date first above written, or is otherwise determined by the chairman of the Company (the "Chairman") prior to the Effective Date to hold a position inappropriate for coverage under this Agreement, this Agreement shall be void and without effect, unless the Board, any appropriate committee thereof, or the Chairman declares that this Agreement shall continue in effect by written notice delivered to Executive within 60 days following such demotion or determination.


4.  POSITION AND DUTIES.
    -------------------

         (a) NO REDUCTION IN POSITION. During the Employment Period, Executive's
             ------------------------
         position (including titles and tier), authority and responsibilities shall be at least commensurate with those held, exercised and assigned immediately prior to the Effective Date. It is understood that, for purposes of this Agreement, such position, authority and responsibilities shall not be regarded as not commensurate merely by virtue of the fact that a successor shall have acquired all or substantially all of the business and/or assets of the Company as contemplated by Section 10(d) of this Agreement.

         (b) BUSINESS TIME. On and after the Effective Date, Executive agrees to
             -------------
         devote full attention during normal business hours to the business and affairs of the Company and to use best efforts to perform faithfully and efficiently the responsibilities assigned to Executive hereunder, to the extent necessary to discharge such responsibilities, except for:
         (i) time spent (A) serving on the board of directors of any business corporation with the consent of the Board, any appropriate committee of the Board, or the Chairman, (B) serving on the board of, or working for, any charitable or community organization (with the consent of the Board, any appropriate committee of the Board, or the Chairman if any such service or work is to be performed during normal business hours), or (C) pursuing Executive's personal financial and legal affairs, so long as the foregoing activities, individually or collectively, do not substantially interfere with the performance of Executive's responsibilities hereunder or violate any of the provisions of Section 10 hereof, and (ii) periods of vacation, sick leave or other leave to which Executive is entitled under the programs and policies of the Company that apply to similarly situated executives. It is expressly understood and agreed that Executive's continuing to serve on any boards and committees on which Executive is serving or with which Executive is otherwise associated immediately preceding the Effective Date shall not be deemed to interfere substantially with the performance of Executive's responsibilities hereunder.

5.  COMPENSATION.
    ------------

         (a) BASE SALARY.  During the Employment  Period, the Company and/or the
             -----------
         Subsidiaries shall pay Executive a base salary at an annual rate no less than the annual rate in effect immediately prior to the Effective Date. Such base salary shall be reviewed at least once during each calendar year of the Employment Period, and may be increased at any time and from time to time by action of the Board or any appropriate committee thereof or any individual having authority to take such action in accordance with the Company's regular practices, but shall not be reduced below the annual rate in effect immediately prior to the Effective Date. Executive's base salary, as it may be increased from time to time, shall be referred to herein as "Base Salary." Neither the Base Salary nor any increase in Base Salary after the Effective Date shall serve to limit or reduce any obligation of the Company hereunder.

         (b) ANNUAL BONUS.  For each calendar year ending during the  Employment
             ------------
         Period, Executive shall have the opportunity to earn and receive an annual bonus, based on the achievement of target levels of performance, equal to no less than the percentage of Executive's Base Salary used to calculate such bonus immediately prior to the Effective Date. Executive's annual bonus opportunity, as it may be increased from time to time during the Employment Period, shall be referred to herein as "Target Bonus." The actual bonus, if any, payable for any calendar year during the Employment Period shall be determined in accordance with the terms of the Company's Annual Executive Bonus Program or any successor annual incentive plan (the "Annual Plan") based upon the performance of the Company and/or its applicable affiliates and/or Executive against target objectives established under such Annual Plan. Subject to Executive's election to defer all or a portion of any annual bonus payable hereunder pursuant to the terms of any deferred compensation, deferred restricted stock or savings plan or other similar arrangement maintained or established by the Company or its affiliates and made available to Executive, any annual bonus payable under this Section 5(b) shall be paid to Executive in accordance with the terms of the Annual Plan.

         (c) LONG-TERM  INCENTIVE  COMPENSATION.  During the Employment  Period,
             ----------------------------------
         Executive shall participate in all of the Company's existing and future long-term incentive compensation programs for key executives at a level commensurate with

         Executive's participation in such programs immediately prior to the Effective Date, or, if more favorable to the Executive, at the level made available to Executive or other similarly situated executives at any time thereafter.


6.   BENEFITS, PERQUISITES AND EXPENSES.
     ----------------------------------

         (a) BENEFITS.  During the  Employment  Period,  Executive  (and, to the
             --------
         extent applicable, his or her dependents) shall be entitled to participate in or be covered under: (i) each welfare benefit plan maintained or as hereafter amended or established by the Company or its applicable affiliates, including, without limitation, each group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program thereof, and (ii) each pension, retirement, savings, deferred compensation, deferred restricted stock, stock purchase or other similar plan or program maintained or as hereafter amended or established by the Company or its applicable affiliates, in each case at a level commensurate with the Executive's participation in such plans or programs immediately prior to the Effective Date, or, if more favorable to the Executive, at the level made available to Executive or other similarly situated executives at any time thereafter.

         (b) PERQUISITES.  For each calendar year during the Employment  Period,
             -----------
         Executive shall be entitled to no less than the number of paid vacation days per year that Executive was entitled to immediately prior to the Effective Date, and shall also be entitled to receive such other perquisites commensurate with those generally provided to Executive immediately prior to the Effective Date, or, if more favorable to the Executive, at the level made available from time to time to Executive or other similarly situated executives at any time thereafter.

         (c) BUSINESS EXPENSES.  During the Employment Period, the Company shall
             -----------------
         pay or reimburse Executive for all reasonable business expenses incurred or paid by Executive in the performance of Executive's duties, upon presentation of expense statements or vouchers and such other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company as in effect immediately prior to the Effective Date, or, if more favorable to the Executive, in accordance with the policies and procedures in effect at any time thereafter.

         (d) OFFICE AND SUPPORT STAFF.  During the Employment Period,  Executive
             ------------------------
         shall be entitled to an office with furnishings and other material appointments, and to secretarial and other assistance, at a level commensurate with the foregoing provided immediately prior to the Effective Date, or, if more favorable to the Executive, in accordance with the policies and procedures in effect at any time thereafter.

         (e)  INDEMNIFICATION.  The Company shall  indemnify  Executive and hold
              ---------------
         Executive harmless from and against any claim, loss or cause of action, regardless whether asserted during or after the Employment Period, arising from or out of Executive's performance as an officer, director or employee of the Company or any of its affiliates or in any other capacity, including any fiduciary capacity, in which Executive serves at the request of the Company, to the maximum extent permitted by applicable law and under the Certificate of Incorporation and By-Laws of the Company, as may be amended from time to time (the "Governing Documents"), provided that in no event shall the protection afforded to
                      -------------
         Executive be less than that afforded under the Governing Documents as in effect immediately prior to the Effective Date.


7.  EARLY TERMINATION OF THE EMPLOYMENT PERIOD.
    ------------------------------------------

         (a)  TERMINATION.  Notwithstanding  Section  3 hereof,  the  Employment
              -----------
         Period shall end upon the earliest to occur of: (i) a Termination For Cause, (ii) a Termination Without Cause, (iii) a Termination For Good Reason, (iv) a Voluntary Termination, (v) a Termination Due to Retirement, (vi) a Termination Due to Disability, or (vii) a Termination Due to Death.


         (b)  NOTICE  OF  TERMINATION.   Communication  of  termination  of  the
              -----------------------
         Employment Period shall be made to the other party by Notice of Termination (as defined in this Section 7) in the case of: (i) a Termination For Cause, (ii) a Termination Without Cause, (iii) a Termination For Good Reason, or (iv) a Voluntary Termination.

         (c) BENEFITS PAYABLE UPON TERMINATION; RULES FOR DETERMINING REASON FOR
             -------------------------------------------------------------------
         TERMINATION.
         -----------

                  (i)      BENEFITS PAYABLE UPON TERMINATION.
                           ---------------------------------
                           (A) Following the end of the Employment Period, Executive (or in the event of the Executive's death, his or her surviving spouse, if any, or if none, his or her estate) shall be paid the type or types of compensation determined to be payable in accordance with the following table, such payment to be made in the form specified in such table and at the time established pursuant to Section 8 hereof. Capitalized terms used in such table shall have the meanings set forth in Section 7(d) hereof.

                           (B) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations under this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

                  (ii)     RULES FOR DETERMINING REASON FOR TERMINATION.
                           --------------------------------------------
                           (A) No Termination Without Cause or Termination For Good Reason shall be treated as a Termination Due to Retirement or a Termination Due to Disability for purposes of any Pro Rata Target Bonus, Severance Payment, Equity Awards or Vested Benefits Enhancement, notwithstanding the fact that, either on, before or after the Date of Termination with respect thereto, (I) Executive was eligible for Retirement as defined in The Hartford Investment and Savings Plan, as may be amended from time to time, or any successor plan thereof (the "Savings Plan"), (II) Executive requested to be treated as a retiree for purposes of the Savings Plan or any other plan or program of the Company or its affiliates, or (III) Executive or the Company could have terminated Executive's employment in a Termination Due to Disability hereunder.

                           (B) No Termination Due to Retirement shall be treated as a Voluntary Termination.

                           (C) Notwithstanding any provision in this Agreement to the contrary, in the event of a Change of Control as described in Section 2(b)(iii) or Section 2(b)(iv) hereof, if the employment of Executive involuntarily terminates on or after the date of a shareholder approval described in either of such
                           Sections but before the date of a consummation described in either of such Sections, the date of termination of Executive's employment shall be deemed for purposes of this Agreement to be the day following the date of the applicable consummation.


====================================================================================================================================
                                                             BENEFITS PAYABLE
====================================================================================================================================
                   Accrued    Pro Rata      Severance   Equity Awards         Vested Benefits      Vested Benefits  Welfare
BENEFIT            Salary     Target        Payment                                                Enhancement      Benefits
                              Bonus                                                                                 Continuation
====================================================================================================================================
FORM OF PAYMENT    Lump Sum   Lump Sum      Lump        Determined Under the  Determined Under     Lump Sum         Determined Under
                                            Sum         Applicable Plan       the Applicable Plan                   the Applicable
                                                                                                                          Plan
====================================================================================================================================
Termination For    Payable    Not Payable   Not Payable Determined Under the  Determined Under     Not Payable      Not Available
Cause                                                   Applicable Plan       the Applicable Plan
------------------------------------------------------------------------------------------------------------------------------------
Termination        Payable    Payable       Payable     Determined Under the  Determined Under     Payable          Available
Without Cause                                           Applicable Plan       the Applicable Plan
------------------------------------------------------------------------------------------------------------------------------------
Termination For    Payable    Payable       Payable     Determined Under the  Determined Under     Payable          Available
Good Reason                                             Applicable Plan       the Applicable Plan
------------------------------------------------------------------------------------------------------------------------------------
Voluntary          Payable    Not Payable   Not Payable Determined Under the  Determined Under     Not Payable      Not Available
Termination                                             Applicable Plan       the Applicable Plan
------------------------------------------------------------------------------------------------------------------------------------
Termination Due    Payable    Determined    Not         Determined Under the  Determined Under     Not Payable      Available
to Retirement                 Under the     Payable     Applicable Plan       the Applicable Plan
                              Applicable
                              Plan
------------------------------------------------------------------------------------------------------------------------------------
Termination Due    Payable    Payable       Not Payable Determined Under the  Determined Under     Not  Payable     Available
to Disability                                           Applicable Plan       the Applicable Plan
------------------------------------------------------------------------------------------------------------------------------------
Termination Due    Payable    Payable       Not Payable Determined Under the  Determined Under     Not Payable      Not Available
to Death                                                Applicable Plan       the Applicable Plan
------------------------------------------------------------------------------------------------------------------------------------



         (d)  DEFINITIONS.   For  purposes  of  this  Agreement,  the  following
              -----------
         capitalized terms used herein shall have the following meanings:

         "ACCRUED SALARY" means Base Salary earned, but unpaid, for services rendered to the Company and/or the Subsidiaries on or prior to the Date of Termination (other than Base Salary deferred pursuant to Executive's election under the terms of any applicable Company plan or program), plus any vacation pay accrued by Executive as of such date.

         "AVAILABLE" means that a particular benefit shall be made available to Executive to the extent specifically provided herein or required by applicable law.

         "DATE OF TERMINATION" means: (i) in the case of a termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination, or, if later, the date specified therein, as the case may be, or (ii) in all other cases, the actual date on which Executive's employment terminates during the Employment Period.

         "DETERMINED UNDER THE APPLICABLE PLAN" means that the determination of whether a particular benefit shall or shall not be paid to Executive, and, where specifically provided by this Agreement, the timing or form of any benefit payment, shall be made solely by application of the terms of the plan or program providing such benefit, except to the extent that the terms of such plan or program are expressly superseded or modified by this Agreement.

         "EQUITY AWARDS" means the outstanding stock option, restricted stock, deferred restricted stock, performance share, performance unit, and other equity or long-term incentive compensation awards, if any, held by Executive as of the Date of Termination.

         "ERPs" means any excess retirement plans maintained or as hereafter amended or established by the Company or its applicable affiliates.

         "ESPs" means any excess investment and savings plans maintained or as hereafter amended or established by the Company or its applicable affiliates.

         "LUMP SUM" means a single lump sum cash payment.

         "NOT AVAILABLE" means that the particular benefit shall not be made available to Executive, except to the extent required by applicable law.

         "NOT PAYABLE" means that the particular benefit shall not be paid or otherwise provided to Executive.

         "NOTICE OF TERMINATION" means: (i) in the case of a Termination For Cause, a written notice given by the Company to Executive, within 30 calendar days of the Company's having actual knowledge of the events giving rise to such Termination For Cause, (ii) in the case of a Termination Without Cause, a written notice given by the Company to Executive at least 30 calendar days before the effective date of such Termination Without Cause, (iii) in the case of a Termination For Good Reason, a written notice given by Executive to the Company within 180 days of Executive's having actual knowledge of the events giving rise to such Termination For Good Reason, and which (A) indicates the specific termination provision in this Agreement relied upon, (B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (C) if the applicable Date of Termination is other than the date of receipt of such notice, specifies such Date of Termination (which date shall be not more than 15 days after the giving of such notice), provided that
                                                                   -------------
         the failure by Executive to set forth in such Notice of Termination any fact or circumstance that contributes to a showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his or her rights hereunder, or (iv) in the case of a Voluntary Termination, a written notice given by Executive to the Company at least 30 calendar days before the Date of Termination specified therein.

         "PAYABLE" means that a particular benefit shall be paid to Executive in the amount, at the time, and in the form specified herein.

         "PRO-RATA TARGET BONUS" means an amount equal to the product of: (i) Executive's Target Bonus under Section 5(b) for the calendar year in which the Date of Termination occurs, multiplied by (ii) a fraction (the "Service Fraction"), the numerator of which is equal to the number of rounded months (rounded to the nearest number of whole months) in such calendar year which have elapsed as of such Date of Termination, and the denominator of which is 12; provided that, if the Date of
                                                 --------------
         Termination occurs in the last quarter of any calendar year, Pro-Rata Target Bonus shall mean the amount determined under the foregoing formula or, if greater, the product of: (A) the bonus that would have been paid to Executive based on actual performance for such calendar year, multiplied by (B) the Service Fraction.

         "SEVERANCE  PAYMENT" means a cash amount equal to two times the sum of:
         (i) Executive's Base Salary at the rate in effect as of the Date of Termination, plus (ii) Executive's Target Bonus amount under Section 5(b) hereof for the calendar year in which the Date of Termination occurs.

         "TERMINATION   DUE  TO  DEATH"  means  a  termination   of  Executive's
         employment due to the death of Executive.

         "TERMINATION DUE TO DISABILITY" means: (i) a termination of Executive's employment by the Company as a result of a determination by the Board, the appropriate committee thereof or the Chairman that Executive has been incapable of substantially fulfilling the positions, duties, responsibilities and obligations set forth in this Agreement on account of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of (A) at least four consecutive months, or (B) more than six months in any twelve month period, or (ii) Executive's termination of employment on account of Disability as defined in the Savings Plan.

         "TERMINATION DUE TO RETIREMENT" means Executive's termination of employment on account of Executive's Retirement as defined in the Savings Plan.

         "TERMINATION FOR CAUSE" means the Company's termination of Executive's employment due to: (i) Executive's conviction of a felony, (ii) an act or acts of extreme dishonesty or gross misconduct on Executive's part which result or are intended to result in material damage to the Company's business or reputation, or (iii) repeated material violations by Executive of his or her obligations under Section 4 of this Agreement, which violations are demonstrably willful and deliberate on the Executive's part and which result in material damage to the Company's business or reputation.

         "TERMINATION FOR GOOD REASON" means the occurrence of any of the following after the occurrence of a Potential Change of Control or a Change of Control:

                  (i) (A) the assignment to Executive of any duties inconsistent in any material adverse respect with Executive's position, including titles, duties, authority or responsibilities as contemplated by Section 4 of this Agreement, or (B) any other material adverse change in such position, including titles, duties, authority or responsibilities;

                  (ii) any failure by the Company and/or the Subsidiaries to comply with any of the provisions of Sections 5 and 6 of this Agreement at a level of least equal to that in effect immediately preceding such Change of Control or Potential Change of Control, other than an insubstantial or inadvertent failure remedied by the Company and/or the Subsidiaries promptly after receipt of notice thereof given by Executive;

                  (iii) the Company's requiring Executive to be based at any office or location more than 25 miles from the location at which Executive performed the services specified under Section 4 hereof immediately prior to such Change of Control or Potential Change of Control, except for travel reasonably required in the performance of Executive's responsibilities;

                  (iv) any failure by the Company to obtain the  assumption  and
                  agreement  to  perform  this   Agreement  by  a  successor  as
                  contemplated by Section 11(d); or

                  (v) any attempt by the Company and/or the Subsidiaries to terminate Executive's employment in a Termination For Cause that is determined in a proceeding pursuant to Section 9 or
                  Section 10 hereof not to constitute a Termination For Cause.

         Notwithstanding the foregoing, a termination of Executive's employment shall not be treated as a Termination For Good Reason (I) if Executive shall have consented in writing to the occurrence of the event giving rise to the claim of

         Termination For Good Reason, or (II) if Executive shall have delivered a Notice of Termination to the Company, and the facts and circumstances specified therein as providing a basis for such Termination For Good Reason are cured by the Company within 10 days of its receipt of such Notice of Termination.

         "TERMINATION WITHOUT CAUSE" means any involuntary termination of Executive's employment by the Company and/or the Subsidiaries, other than a Termination For Cause, a Termination Due to Disability by the Company or a Termination Due to Death.

         "VESTED BENEFITS" means amounts that are vested or that Executive is otherwise entitled to receive, without the performance by Executive of further services or the resolution of a contingency, under the terms of or in accordance with any investment and savings plan or retirement plan (including any plan providing retiree medical benefits) of the Company or its affiliates, and any ERPs or ESPs related thereto, and any deferred compensation or employee stock purchase plan or similar plan or program of the Company or its affiliates.

         "VESTED BENEFITS ENHANCEMENT" means: (i) a cash amount equal to the present value, calculated using a discount rate equal to the then prevailing applicable Federal rate as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), of the additional retirement benefits that would have been payable or available to Executive under any ERPs, based on (A) the age and service Executive would have attained or completed had Executive continued in the employ of the Company and/or the Subsidiaries until the second anniversary of the Date of Termination, and (B) where compensation is a relevant factor, Executive's pensionable compensation as of such Date of Termination, such compensation to include, on the same terms as apply to other executives, any Severance Payment made to Executive,
         (ii) solely for purposes of vesting in any benefits under any ESPs, Executive shall be treated as having continued in the employ of the Company and/or the Subsidiaries until the second anniversary of such Date of Termination, and (iii) solely for purposes of determining eligibility for retiree medical benefits under any retirement plan or any retiree welfare benefit plan, policy or program of the Company or its affiliates, and any ERPs related thereto, Executive shall be treated as having continued in the employ of the Company and/or the Subsidiaries until the second anniversary of the occurrence of such Change of Control and to have retired on the last day of such period.

         "VOLUNTARY TERMINATION" means any voluntary termination of Executive's employment by Executive, other than a Termination For Good Reason, a Termination Due to Retirement, or a Termination Due to Disability by Executive.

         "WELFARE BENEFITS CONTINUATION" means that until the second anniversary of the Date of Termination, Executive and, if applicable, his or her dependents, shall be entitled to continue participation in the life and health insurance benefit plans of the Company or its affiliates in which Executive and/or such dependents were participating as of the Date of Termination, and such other welfare benefit plans thereof in which the Company or its affiliates are required by law to permit the participation of Executive and/or such dependents, (collectively, the "Welfare Benefit Plans"). Such participation shall be on the same terms and conditions (including the requirement that Executive pay any premiums generally paid by an employee) as would apply if Executive were still in the employ of the Company and/or the Subsidiaries; provided that the continued participation of Executive and/or the
         --------------
         dependents of Executive in such Welfare Benefit Plans shall cease on such earlier date as Executive may become eligible for comparable welfare benefits provided by a subsequent employer. To the extent that Welfare Benefits Continuation cannot be provided under the terms of the applicable plan, policy or program, the Company shall provide a comparable benefit under another plan or from the Company's general assets.

(E) OUT-PLACEMENT  SERVICES.  If the Employment  Period terminates  because of a
    -----------------------
Termination Without Cause or a Termination For Good Reason, Executive shall be entitled to out-placement services, provided by the Company or its designee at the Company's expense, for 12 months following the Date of Termination, or such lesser period as Executive may require such services.

(F)  CERTAIN FURTHER PAYMENTS BY COMPANY.
     -----------------------------------

         (i) TAX REIMBURSEMENT  PAYMENT. In the event that any amount or benefit
             --------------------------
         paid or distributed to Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to Executive by the Company or any affiliate (collectively, the "Covered Payments"), are or become subject to the tax (the "Excise Tax") imposed under Section 4999 of the Code, or any similar tax that may hereafter be imposed, the Company shall pay to Executive at the time specified in this Section an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by the Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income tax and other tax on the Tax Reimbursement Payment provided for by this Section, but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

         (ii) APPLICABLE  RULES. For purposes of determining  whether any of the
              -----------------
         Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                  (A) Such Covered Payments shall be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the Effective Date or tax counsel selected by such accountants (the "Accountants"), the Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax; and

                  (B) The value of any non-cash benefits or any deferred payment
                  or  benefit  shall  be  determined  by  the   Accountants   in
                  accordance with the principles of Section 280G of the Code.

         (iii)  ADDITIONAL  RULES. For purposes of determining the amount of the
                -----------------
         Tax Reimbursement Payment, the Executive shall be deemed to pay (A) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and (B) any applicable state and local income and other taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

         (iv)  REPAYMENT OR ADDITIONAL PAYMENT IN CERTAIN CIRCUMSTANCES.
               --------------------------------------------------------

                  (A)   REPAYMENT.   In  the  event   that  the  Excise  Tax  is
                        ---------
                  subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, Executive shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such lesser Excise Tax had been applied in initially calculating such Tax Reimbursement Payment. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be repaid to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to Executive by the applicable tax authority.

                  Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if Executive's good faith claim for refund or credit is denied.


                  (B) ADDITIONAL TAX  REIMBURSEMENT  PAYMENT.  In the event that
                      --------------------------------------
                  the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

         (v) TIMING FOR TAX REIMBURSEMENT PAYMENT. The Tax Reimbursement Payment
             ------------------------------------
         (or portion thereof) provided for in this Section 7 shall be paid to Executive not later than 10 business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the
         Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered
         Payment. To the extent that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, Executive shall pay such excess to the Company on the fifth business day after written demand by the Company for payment.


8.  TIMING OF PAYMENTS.
    ------------------

Accrued Salary, Severance Payments and Vested Benefits Enhancements shall be paid no later than 10 days following the Date of Termination. Pro-Rata Target Bonus shall be paid as follows: (a) if the Date of Termination occurs in the first, second or third calendar quarter of any particular calendar year, then the Pro-Rata Target Bonus shall be paid no later than 10 days following the Date of Termination, or (b) if the Date of Termination occurs in the fourth calendar quarter of any particular calendar year, then the Pro-Rata Target Bonus shall be paid no later than the same time as similar awards are paid to other executives participating in the plans or programs under which the awards are paid, but in no event later than March 31 of the calendar year following the end of such fourth calendar quarter. Vested Benefits and Equity Awards shall be paid no later than the time for payment Determined Under the Applicable Plan except as otherwise expressly superseded or modified by this Agreement. Tax Reimbursement Payments shall be paid at the time specified in Section 7 hereof.


9.  CONFIDENTIALITY  AND  OTHER  COVENANTS.  By  and  in  consideration  of  the
    --------------------------------------
compensation and benefits to be provided by the Company hereunder, including the severance arrangements set forth herein, Executive agrees to the following:

         (a) CONFIDENTIALITY.  Without the prior written consent of the Company,
             ---------------
         except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Executive shall not disclose to any third person, or permit the use of for the benefit of any person or any entity other than the Company or its affiliates, any trade secrets, customer lists, information regarding product development, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board and management), operating policies or manuals, business plans, financial records, or other financial, organizational, commercial, business, sales, marketing, technical, product or employee information relating to the Company or its affiliates or information designated as confidential, proprietary, and/or a trade secret, or any other information relating to the Company or its affiliates that Executive knows from the circumstances, in good faith and good conscience, should be treated as confidential, or any information that the Company or its affiliates may receive belonging to customers, agents or others who do business with the Company or its affiliates, except to the extent that any such information previously has been disclosed to the public by the Company or is in the public domain (other than by reason of Executive's violation of this Section 9(a)).

         (b) COMPANY  PROPERTY.  Except as expressly  provided herein,  promptly
             -----------------
         following any termination of the Employment Period, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his or her control.

         (c)  INJUNCTIVE  RELIEF AND OTHER  REMEDIES  WITH RESPECT TO COVENANTS.
              -----------------------------------------------------------------
         Executive acknowledges and agrees that the covenants and obligations of Executive with respect to confidentiality and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Executive from committing any violation of the covenants and obligations contained in this Section 9. These remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. Notwithstanding the foregoing, in no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement following a Change of Control.


10.      MISCELLANEOUS.
         -------------

         (a)  SURVIVAL.  All  of the  provisions  of  Sections  7  (relating  to
              --------
         termination of the Employment Period following a Change of Control or a Potential Change of Control), 9 (relating to confidentiality and Company property), 10(b) (relating to arbitration), 10(c) (relating to legal fees and expenses) and 10(n) (relating to governing law) of this Agreement shall survive the termination of this Agreement.

         (b)  ARBITRATION.  Except as  provided  in Section  10, any  dispute or
              -----------
         controversy arising under or in connection with this Agreement (excluding employment related disputes that do not involve this Agreement) shall be resolved by binding arbitration. Such arbitration shall be held in the city of Hartford, Connecticut and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, and otherwise in accordance with the principles that would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and Executive. If the parties cannot agree on an acceptable arbitrator, the dispute or controversy shall be heard by a panel of three arbitrators; one appointed by each of the parties and the third appointed by the other two arbitrators. The Company and Executive further agree that they will abide by and perform any award or awards rendered by the arbitrators and that a judgment may be entered on any award or awards rendered by any state or federal court having jurisdiction over the Company or Executive or any of their respective property.

         (c) LEGAL FEES AND  EXPENSES.  In any  contest  (whether  initiated  by
             ------------------------
         Executive or by the Company) as to the validity, enforceability or interpretation of any provision of this Agreement, the Company shall pay Executive's legal expenses (or cause such expenses to be paid) including, without limitation, Executive's reasonable attorney's fees, on a quarterly basis, upon presentation of proof of such expenses in a form acceptable to the Company, provided that Executive shall reimburse
                                         -------------
         the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if Executive shall not prevail, in whole or in part, as to any material issue as to the validity, enforceability or interpretation of any provision of this Agreement.

         (d)  SUCCESSORS;  BINDING  EFFECT.  This  Agreement  shall inure to the
              ----------------------------
         benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform the Agreement if no such succession had taken place. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the law of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

         (e)  ASSIGNMENT.  Except as provided  in Section  10(d),  neither  this
              ----------
         Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

         (f) ENTIRE  AGREEMENT.  This  Agreement  together  with the  employment
             -----------------
         relationship between the parties constitutes the entire agreement between the parties hereto with respect to the matters referred to herein. This Agreement supersedes and replaces any prior or subsequent severance plan or arrangement that otherwise would apply to Executive following a Change of Control or a Potential Change of Control. No other agreement relating to the terms of Executive's employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he or she is entering into this Agreement of his or her own free will and accord, and with no duress, and that he or she has read this Agreement and that he or she understands it and its legal consequences.

         (g)  SEVERABILITY;  REFORMATION.  In the event  that one or more of the
              --------------------------
         provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event of a determination that any of the provisions of
         Section 9(a) are not enforceable in accordance with their terms, Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner that provides the Company the maximum rights permitted at law.

         (h) WAIVER.  Waiver by any party hereto of any breach or default by the
             ------
         other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his or her rights hereunder on any occasion or series of occasions.

         (i) NOTICES.  Any notice required or desired to be delivered under this
             -------
         Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

         If to the Company:         The Hartford Financial Services Group, Inc.
                                    Executive Row, Home Office
                                    Hartford Plaza
                                    690 Asylum Avenue
                                    Hartford, CT  06115
                                    Attention:  General Counsel

         with a copy to:            Debevoise & Plimpton
                                    875 Third Avenue
                                    New York, NY 10022
                                    Attn:  Lawrence K. Cagney, Esq.

         If to Executive:           The home address of Executive
                                    shown on the records of the Company

         (j) AMENDMENTS.  This Agreement may not be altered, modified or amended
             ----------
         except by a written instrument signed by each of the parties hereto.

         (k)  HEADINGS.   Except  as  expressly  provided  herein,  headings  to
              --------
         provisions of this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

         (l) COUNTERPARTS.  This Agreement may be executed in counterparts, each
             ------------
         of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (m) WITHHOLDING.  Any payments  provided for herein shall be reduced by
             -----------
         any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

         (n) GOVERNING LAW. This Agreement  shall be governed by the laws of the
             -------------
         State of Connecticut, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.



         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has hereunto set his or her hand, as of the day and year first above written.


                                            THE HARTFORD FINANCIAL
                                            SERVICES GROUP, INC.

WITNESSED:
                                            ____________________________________
                                            By:     Ann M. de Raismes
                                            Title:  Group Senior Vice President,
                                                              Human Resources
__________________________

                                            EXECUTIVE

WITNESSED:
                                            _________________________
                                            [Name]
___________________________


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